Exhibit 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 1999, relating to the financial statments which appears in the 1998 Annual Report to Shareholders of Chris-Craft Industries, Inc., which is incorporated by reference in Chris-Craft Industries, Inc.'s Annual Report on Form 10-K for the year ended
December 31, 1998.



PricewaterhouseCoopers LLP


New York, New York
November 16, 1999